As filed with the Securities and Exchange Commission on October 28, 2013

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-4332098
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1100 CommScope Place, SE

Hickory, NC 28602

(Address, including zip code, of Principal Executive Offices)

CommScope Holding Company, Inc. 2013 Long-Term Incentive Plan

Amended and Restated CommScope Holding Company, Inc. 2011 Incentive Plan

Amended and Restated CommScope, Inc. 2006 Long-Term Incentive Plan

Amended and Restated CommScope, Inc. 1997 Long-Term Incentive Plan

Andrew Corporation Management Incentive Program

Options Granted to Non-Employee Directors Outside of a Plan

(Full title of the plans)

Frank B. Wyatt, II Senior Vice President, General Counsel and Secretary CommScope Holding Company, Inc. 1100 CommScope Place, SE Hickory, NC 28602 (828) 324-2200	Copies to: Michael L. Stevens Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7970
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
CommScope Holding Company, Inc. Common Stock, $0.01 par value (“Common Stock”)	18,565,383(1)	$15.07(2)	$279,780,321.81(2)	$36,035.71
Common Stock	11,848,053(3)	$6.13(4)	$72,628,564.89(4)	$9,354.56
Common Stock	1,185,446(5)	$15.07(2)	$17,864,671.22(2)	$3,300.97
Total				$47,691.24

(1)	Represents shares issuable pursuant to the grant or exercise of awards under the CommScope Holding Company, Inc. 2013 Long-Term Incentive Plan (the “2013 Plan”), including any additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the 2013 Plan.
(2)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the Common Stock on the NASDAQ Stock Market on October 25, 2013.
(3)	Represents previously-granted, unexercised stock options under the Andrew Corporation Management Incentive Program, the Amended and Restated CommScope, Inc. 1997 Long-Term Incentive Plan, the Amended and Restated CommScope, Inc. 2006 Long-Term Incentive Plan and the Amended and Restated CommScope Holding Company, Inc. 2011 Incentive Plan (the “2011 Plan”) and options granted to non-employee directors outside of a plan (collectively, the “Prior Plans”), including any additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Prior Plans.
(4)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based on the weighted average exercise price of the previously-granted options.
(5)	Represents shares that, in the Company’s sole discretion, may be issuable pursuant to the settlement of previously-granted share unit awards under the 2011 Plan, including any additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the 2011 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a) The documents constituting Part I of this registration statement will be delivered to participants in the 2013 Plan and the Prior Plans as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

(b) Upon written or oral request, CommScope Holding Company, Inc. (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to participants pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Frank B. Wyatt, II, the Company’s Senior Vice President, General Counsel and Secretary, at the address and telephone number on the cover of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference and deemed to be a part hereof:

•	the Company’s prospectus filed pursuant to Rule 424(b) under the Securities Act filed with the Commission on October 28, 2013;

•	all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since October 28, 2013;

•	the description of the Common Stock contained in the Registration Statement on Form 8-A, filed with the Commission on October 22, 2013, and any amendment or report filed for the purpose of updating such description; and

•	all other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

The Company’s Amended and Restated Certificate of Incorporation provides that the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breach of their fiduciary duties. However, nothing contained in such provision will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

The Company’s Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws provide for indemnification of the officers and directors to the full extent permitted by applicable law.

In addition, the Company has entered into agreements to indemnify its directors and executive officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require the Company, among other things, to indemnify such persons against expenses, including attorneys’ fees, judgments, liabilities, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by the Company or in the Company’s right, that may arise by reason of their status or service as a director or executive officer and to advance expenses incurred by them in connection with any such proceedings.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a)

or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on this 28th day of October, 2013.

COMMSCOPE HOLDING COMPANY, INC.

By:	/s/ Marvin S. Edwards, Jr.
Marvin S. Edwards, Jr.
President, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Frank B. Wyatt, II, his or her true and lawful attorney-in-fact and agent with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marvin S. Edwards, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 28, 2013
Marvin S. Edwards, Jr.

/s/ Mark A. Olson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 28, 2013
Mark A. Olson

/s/ Robert W. Granow	Vice President and Corporate Controller (Principal Accounting Officer)	October 28, 2013
Robert W. Granow

/s/ Marco De Benedetti	Director	October 28, 2013
Marco De Benedetti

/s/ Peter J. Clare	Director	October 28, 2013
Peter J. Clare

/s/ Campbell R. Dyer	Director	October 28, 2013
Campbell R. Dyer

/s/ Stephen C. Gray	Director	October 28, 2013
Stephen C. Gray

/s/ L. William Krause	Director	October 28, 2013
L. William Krause

/s/ Claudius E. Watts IV	Director	October 28, 2013
Claudius E. Watts IV

/s/ Timothy T. Yates	Director	October 28, 2013
Timothy T. Yates

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of CommScope Holding Company, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1/A filed on September 27, 2013)

3.2	Amended and Restated Bylaws of CommScope Holding Company, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form S-1/A filed on September 27, 2013)

5.1	Opinion of Alston & Bird LLP

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

23.3	Consent of KPMG LLP

24.1	Power of Attorney (included on signature page)

10.1	Andrew Corporation Management Incentive Program, dated November 18, 1999, as amended May 12, 2003, May 14, 2004 and January 22, 2008 (incorporated by reference to Exhibit 10.23 to the Company’s Form S-1/A filed on September 12, 2013)

10.2	Amended and Restated CommScope, Inc. 1997 Long-Term Incentive Plan (as amended and restated effective May 7, 2004) (incorporated by reference to Exhibit 10.24 to the Company’s Form S-1/A filed on September 12, 2013)

10.3	Amended and Restated CommScope, Inc. 2006 Long-Term Incentive Plan (as amended and restated effective February 28, 2007) (incorporated by reference to Exhibit 10.25 to the Company’s Form S-1/A filed on September 12, 2013)

10.4	Amended and Restated CommScope Holding Company, Inc. 2011 Incentive Plan (as amended and restated effective February 19, 2013) (incorporated by reference to Exhibit 10.26 to the Company’s Form S-1/A filed on September 12, 2013)

10.5	CommScope Holding Company, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.27 to the Company’s Form S-1/A filed on September 27, 2013)